UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 22, 2006

ASIAN FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

000-27129
(Commission File Number)

Wyoming	91-1922225
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

No. 3 Jinyuan Road
Daxing District Industrial Development Zone
Beijing, Peoples’ Republic of China
Post Code: 102600
(Address of principal executive offices, with zip code)

+86 10 6021 2222
(Registrant’s telephone number, including area code)

69930 Highway 111, Suite 100, Rancho Mirage, CA 92270
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

Child, Van Wagoner & Bradshaw, PLLC (“Child”), audited our financial statements for the years ended December 31, 2005 and 2004, and the transition period of January 1, 2006 to June 30, 2006 (pursuant to our change in fiscal year from December 31 to June 30). They did not resign or decline to stand for re-election and were not dismissed. Rather, they were not re-appointed as our auditors following the completion of their audit report dated August 18, 2006 for the transition period of January 1, 2006 to June 30, 2006, our new fiscal year-end.

Child’s report dated March 29, 2006, on our balance sheet, then a development stage company, as of December 31, 2005, and the related statements of operations, changes in stockholders' deficit and cash flows for the years ended December 31, 2005 and 2004, did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles, except that the report indicated we have suffered net losses since inception and are still considered a development stage company, as we have not yet obtained revenues from our planned principle operations; and the report added that these factors raise substantial doubt about our ability to meet our obligations and to continue as a going concern.

In addition, Child’s report dated August 18, 2006, on our balance sheet as of June 30, 2006 and the related statements of operations, changes in stockholders' deficit and cash flows for the six months June 30, 2006, and for the period of January 1, 2002 through June 30, 2006, did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles, except that the report indicated we have suffered net losses since inception and are still considered a development stage company, as we have not yet obtained revenues from our planned principle operations; and the report added that these factors raise substantial doubt about our ability to meet our obligations and to continue as a going concern.

During our two most recent fiscal years and the subsequent interim period preceding our decision not to re-appoint Child, we had no disagreements with them on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreement if not resolved to the satisfaction of Child, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

The decision to change accountants from Child to Moore Stephens Wurth Frazer and Torbet, LLP (“Moore Stephens”) was approved by our board of directors. Moore Stephens was engaged by us as our new independent registered accounting firm on December 22, 2006.

During our two most recent fiscal years and the subsequent interim period prior to retaining Moore Stephens: (1) Neither we nor someone on our behalf consulted Moore Stephens regarding (a) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements or (b) any matter that was the subject of a disagreement or a reportable event as set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K and (2) Moore Stephens did not  provide us with a written  report or oral advice that they concluded was an important factor considered by us in reaching a decision as to accounting, auditing or financial reporting issue.

(d) Exhibits

Exhibit No.	Description
16.1	Letter re change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Asian Financial, Inc.

By:	/s/ Wenhua Guo
Wenhua Guo
Chief Executive Officer